UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 6, 2014

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-51038	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 6, 2014, CytoSorbents Corporation (the “Company”) issued a letter to its shareholders relating to five proposals in the Company’s consent solicitation statement, which was filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2014.

A copy of the letter issued by the Company on November 6, 2014 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Additional Information and Where You Can Find It

This communication may be deemed to be solicitation material in respect of the consent solicitation statement filed by the Company with the SEC on November 6, 2014. The consent solicitation statement and other relevant materials, and any other documents to be filed by the Company with the SEC, may be obtained free of charge at the SEC website www.sec.gov, or by contacting the Company’s Investor Relations department of the Company at avogel@cytosorbents.com. SHAREholders of the Company are urged to read the consent solicitation statement and the other relevant materials before providing their consent in connection with any of the proposals listed therein, because they contain important information.

Participants in the Solicitation

The Company and its executive officers, directors, other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of consents from shareholders of the Company in favor of the proposed corporate actions. A list of the names of the Company’s executive officers and directors, and a description of their respective interests in the Company, are set forth in the consent solicitation statement filed with the SEC on November 6, 2014.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Letter to shareholders of CytoSorbents Corporation dated November 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2014	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	President and Chief Executive Officer